Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Tel: (312) 407-0700

Fax: (312) 407-0411

www.skadden.com

April 14, 2010

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 6.750% Senior Notes due 2018 (the “Notes”) to be issued under the Indenture, dated as of the date hereof (the “Base Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of the date hereof, to the Base Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and the Trustee. The Indenture provides that the Notes will be guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

(i)	the registration statement on Form S-3 (File No. 333-157354) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2009 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and Post-Effective Amendment No. 1 thereto, filed on February 23, 2010, including information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

AutoNation, Inc.

April 14, 2010

(ii)	the prospectus, dated February 23, 2010, which forms a part of and is included in the Registration Statement;

(iii)	the preliminary prospectus supplement, dated March 31, 2010;

(iv)	the prospectus supplement, dated March 31, 2010, relating to the offering of the Securities, in the form filed by the Company on April 1, 2010 with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)	an executed global note evidencing the Securities;

(vi)	an executed copy of the Base Indenture;

(vii)	an executed copy of the Supplemental Indenture;

(viii)	the certificate of Cheryl Scully, Vice President and Treasurer of the Company, dated the date hereof, setting forth the terms of the Securities issued under the Indenture (the “Company’s Certificate”);

(ix)	an executed copy of the Underwriting Agreement dated March 31, 2010, among the Company, the Guarantors and Banc of America Securities LLC, as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Notes;

(x)	the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(xi)	the Bylaws of the Company, as certified by C. Coleman G. Edmunds, Assistant Secretary of the Company (the “Bylaws”); and

(xii)	resolutions of the Board of Directors of the Company, dated February 12, 2009 and March 25, 2010 and resolutions of the Pricing Committee thereof, dated March 31, 2010; as certified by C. Coleman G. Edmunds, Assistant Secretary of the Company.

AutoNation, Inc.

April 14, 2010

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company but including the Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that each Guarantor has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each Guarantor has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of each such Guarantors jurisdiction of organization) in connection with the transactions contemplated by, and the performance of obligations under, the Indenture and the Securities, other than the laws of the United States of America and the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials, including the facts set forth in the Company’s Certificate.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)	we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture and the Securities (other than with respect to the Company and the Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

AutoNation, Inc.

April 14, 2010

(b)	we have assumed that the execution and delivery by the Company and each of the Guarantors of the Indenture and the Securities and the performance by the Company and each of the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, any Guarantor or any of their respective properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or Bylaws), (ii) any law, rule, or regulation to which the Company, any Guarantor or any of their respective properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, but without our having made any special investigation as to the applicability of any specific law, rule or regulation), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(c)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(d)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Securities;

(e)	we do not express any opinion as to the enforceability of the provisions contained in Section 9.02 of the Supplemental Indenture to the extent that such provisions limit the obligations of the Guarantors under the Guarantees or any right of contribution of any other party with respect to such Guarantees; and

(f)	to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

AutoNation, Inc.

April 14, 2010

We do not express any opinion as to any laws other than Delaware corporate law and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Notes have been duly authorized and executed by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

2.	When the Notes are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission on the date hereof. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP